Exhibit 99.1
Combined Financial Statements of the
Electronics Businesses
of
Rockwood Specialties Group, Inc.
as of and for the nine months ended September 30, 2007

Electronics Businesses of Rockwood Specialties Group, Inc.
Combined Financial Statements
TABLE OF CONTENTS

Independent Auditors’ Report	3

Combined Balance Sheet	4

Combined Statement of Income	5

Combined Statement of Cash Flows	6

Combined Statement of Invested Equity and Comprehensive Income	7

Notes to Combined Financial Statements	8

Report of Independent Auditors
The Board of Directors of OM Group, Inc.
We have audited the accompanying combined balance sheet of the Electronics Businesses of Rockwood Specialties Group, Inc. as of September 30, 2007 and the related combined statements of income, invested equity and comprehensive income, and cash flows for the nine-month period then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Electronics Businesses of Rockwood Specialties Group, Inc. at September 30, 2007, and the combined results of their operations and their cash flows for the nine-month period then ended, in conformity with U.S. generally accepted accounting principles.
/s/ Ernst & Young LLP
Cleveland, Ohio
March 17, 2008

Electronics Businesses of Rockwood Specialties Group
Combined Balance Sheet
September 30, 2007

(In thousands)
ASSETS
Current assets
Cash	$24,555
Accounts receivable, less allowance of $2,475	41,754
Accounts receivable from non-combined Rockwood entities	462
Inventories	17,184
Deferred income taxes	3,735
Other current assets	2,907

Total current assets	90,597

Property, plant and equipment, net	68,274
Goodwill	126,730
Intangibles, net	1,545
Other non-current assets	3,250

Total assets	$290,396

LIABILITIES AND INVESTED EQUITY
Current liabilities
Accounts payable	$24,466
Accounts payable to non-combined Rockwood entities	119
Deferred income taxes	800
Income tax payable	1,670
Other current liabilities	10,642

Total current liabilities	37,697

Deferred income taxes	3,637
Pension and other non-current liabilities	8,353

Invested equity:
Invested capital	234,751
Accumulated other comprehensive income (net of $2,098 tax)	5,958

Total invested equity	240,709

Total liabilities and invested equity	$290,396

See accompanying notes to combined financial statements.

Electronics Businesses of Rockwood Specialties Group
Combined Statement of Income
Nine months ended September 30, 2007

(In thousands)
Net sales	$147,257
Cost of products sold	109,923

Gross profit	37,334
Selling, general and administrative expenses	24,872

Operating profit	12,462
Other income (expense):
Interest income (expense), net, from non-combined Rockwood entities	(228)
Other expense, net	(20)

(248)

Income before income taxes	12,214
Income tax expense	4,078

Net income	$8,136

See accompanying notes to combined financial statements.

Electronics Businesses of Rockwood Specialties Group
Combined Statement of Cash Flows
Nine months ended September 30, 2007

(In thousands)
Operating activities
Net income	$8,136
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,410
Bad debt expense	1,051
Deferred income taxes	(2,250)
Changes in operating assets and liabilities
Accounts receivable	(5,276)
Inventories	(1,112)
Accounts payable	1,067
Other, net	2,294

Net cash provided by operating activities	16,320

Investing activities
Expenditures for property, plant and equipment	(4,250)

Net cash used for investing activities	(4,250)

Financing activities
Distributions to Rockwood Specialties Group	(33,206)

Net cash used for financing activities	(33,206)

Effect of exchange rate changes on cash	228

Net change in cash	(20,908)
Cash at the beginning of the period	45,463

Cash at the end of the period	$24,555

See accompanying notes to combined financial statements.

Electronics Businesses of Rockwood Specialties Group
Combined Statement of Invested Equity and Comprehensive Income
Nine months ended September 30, 2007

(In thousands)
Invested Capital
Beginning balance — January 1, 2007	$259,821
Net income	8,136
Distributions to Rockwood Specialties Group	(33,206)

234,751

Accumulated Other Comprehensive Income
Beginning balance— January 1, 2007	(499)
Foreign currency translation	6,678
Additional minimum pension obligation — net of tax	(221)

5,958

Total Invested Equity	$240,709

Comprehensive Income
Net income	$8,136
Foreign currency translation adjustment	6,678
Additional minimum pension obligation — net of tax	(221)

$14,593

See accompanying notes to combined financial statements

Notes to Combined Financial Statements
Electronics Businesses of Rockwood Specialties Group
(In thousands, except as noted)
Note 1 – Basis of Presentation
The accompanying combined financial statements of the Electronics Businesses (the “Company”) of Rockwood Specialties Group, Inc. (“Rockwood”) reflect the combined historical financial position, results of operations and cash flows of the Company as of September 30, 2007 and for the nine months then ended. On December 31, 2007, Rockwood sold the Company to OM Group, Inc. (“OMG”). Rockwood is an indirect, wholly-owned subsidiary of Rockwood Holdings, Inc. (“Holdings”). The combined financial statements have been prepared from Rockwood’s historical accounting records and include allocations of certain Rockwood and Holdings expenses (see Note 2). All transactions between the units comprising the Company have been eliminated.
Management believes that the assumptions and estimates used in preparation of the underlying combined financial statements are reasonable. However, the combined financial statements herein may not necessarily reflect what the financial position, results of operations or cash flows would have been if the Company had been a stand-alone company during the period presented. Because of the nature of these combined financial statements, Rockwood’s net investment in the Company is shown as Invested Capital.
The Company’s financing and other transactions with Rockwood and Holdings and related entities are reflected in the accompanying balance sheet as follows:
•	The Company’s cash is pooled with Rockwood and Holdings entities under a centralized cash management system. Negative cash balances, which are borrowings from the cash pool, have been reclassified to Invested Capital.

•	Positive cash balances are included in cash.

•	Receivables and payables with Rockwood and Holdings have been reclassified to Invested Capital.

•	Receivables and payables with other non-combined Rockwood and Holdings operating entities are shown as accounts receivable from and accounts payable to non-combined Rockwood entities.
These combined financial statements have been prepared in accordance with U.S. generally accepted accounting principles. In the opinion of management, the information contains all adjustments necessary for a fair presentation of the financial position of the Company at September 30, 2007 and the results of operations, cash flows and changes in invested capital for the nine months then ended. Past operating results are not necessarily indicative of the results which may occur in future periods.
Note 2 – Description of Business and Significant Accounting Policies
The Company’s businesses supply customers with chemicals used in the manufacture of printed circuit boards and semiconductors as well as photo-imaging masks primarily for semiconductor and photovoltaic manufacturers. Key products are described below.
Printed Circuit Boards: The PCB business, operated as Electrochemicals, Inc., produces specialty and proprietary chemicals used in the manufacture of printed circuit boards widely used in computers, communications, military/aerospace, automotive, industrial and consumer electronics applications. The PCB business develops and manufactures chemicals for the printed circuit board industry, such as oxide treatments, electroplating additives, etching technology, electroless copper processes, Co-Bra Bond®, the newer oxide replacement technology and a proprietary direct metallization process known as Shadow®. PCB revenues were approximately 43% of net sales for the nine months ended September 30, 2007.
Ultra-Pure Chemicals: The UPC business develops and manufactures a wide range of ultra-pure chemicals used in the manufacture of electronic and computer components such as semiconductors, silicon chips, wafers, and liquid crystal displays. These products include chemicals used to remove controlled portions of silicon and metal, cleaning solutions, photoresist strippers, which control the application of certain light-sensitive chemicals, edge bead removers, which aid in the uniform application of other chemicals, and solvents. The UPC business also develops and manufactures a broad range of chemicals used in the manufacture of photomasks and provides a range of analytical, logistical and development support services to the semiconductor industry. These include total chemicals management, primarily offered in Singapore, under which the Company manages the clients’ entire electronic process chemicals operations including providing logistics services, development of application-specific chemicals, analysis and control of customers’ chemical distribution systems and quality audit and control of all inbound chemicals, including third party products. UPC revenues were approximately 34% of net sales for the nine months ended September 30, 2007.
Photomasks: The Photomasks business manufactures photo-imaging masks (high-purity quartz or glass plates containing precision, microscopic images of integrated circuits) and reticles for the semiconductor, optoelectronics and microelectronics industries under the Compugraphics brand name. Photomasks are a key enabling technology to the semiconductor and integrated circuit industries, and perform a function similar to that of a negative in conventional photography. Photomasks revenues were approximately 23% of net sales for the nine months ended September 30, 2007.
Use of Estimates — The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and revenue and expenses during the period. Actual results could differ from those estimates.
A summary of the Company’s significant accounting policies follows:
Revenue Recognition — The Company recognizes revenue when the earnings process is complete. Product sales are recognized when products are shipped to the customer in accordance with the terms of the contract of sale, title and risk of loss have been transferred, collectability is reasonably assured, and pricing is fixed or determinable. Accruals are made for sales returns and other allowances based on the Company’s experience. Revenue under service agreements, which was approximately 5% of consolidated revenues for the nine months ended September 30, 2007, is realized when the service is performed.
Taxes collected from customers and remitted to governmental authorities are reported on a net basis (excluded from revenues).
Accounts Receivable - The allowance for doubtful accounts is estimated at each reporting date based on factors such as receivable age, customer liquidity status and previous write-off history. The Company performs ongoing credit evaluations of customers and generally does not require collateral. An allowance is maintained for aggregate expected credit losses. Write-offs are charged to the allowance when taken, net of recoveries. Bad debt expense for the nine months ended September 30, 2007 was $1.1 million and is included in selling, general and administrative expenses.
Financial Instruments and Concentration of Credit — The Company does not believe a material part of its business is dependent upon any single customer, the loss of which would have a material long-term impact on the business of the Company. However, the loss of one or more of the Company’s largest customers would most likely have a negative short-term impact on the Company’s results of operations. Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash, accounts receivable and accounts payable. The carrying amount of cash, accounts receivable and accounts payable approximates fair value because of the short maturities of these accounts.
Inventories — Inventories are stated at the lower of cost or market. Cost is determined primarily on average cost or the first-in, first-out method. Inventory quantities on hand are regularly reviewed, and where necessary, provisions for excess and obsolete inventory are recorded based primarily on either the Company’s estimated forecast of product demand and production requirements or historical usage. See Note 3, “Inventories.”
Property, Plant and Equipment - Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation is determined using the straight-line method over the various asset classes. Estimated lives range from 10-50 years for buildings and improvements, 3-15 years for machinery and equipment and 3-10 years for furniture and fixtures. See Note 4, “Property, Plant and Equipment.”
The estimated useful lives of leasehold improvements are the lesser of the estimated life of the improvement or the term of the lease.

Major renewals and improvements are capitalized and minor replacements, maintenance and repairs are charged to current operations as incurred. Upon retirement or disposal of assets, the cost and related accumulated depreciation are removed from the balance sheet and any gain or loss is reflected in the statement of income.
Goodwill — Goodwill represents the cost in excess of fair value of net assets acquired.
Impairment Accounting — The recoverability of goodwill is reviewed on an annual basis during the fourth quarter. Additionally, the recoverability of goodwill, long-lived tangible, and certain intangible assets is reviewed when events or changes in circumstances occur indicating that the carrying value of the assets may not be recoverable.
Related Party Transactions – The Company enters into transactions with Holdings, Rockwood and its subsidiaries for the sale of inventory, centralized cash management, payment of taxes on income and allocations of corporate expenses.
Rockwood provides the Company with certain general and administrative services such as finance, internal audit, human resources, legal, insurance, technology systems, tax and certain other administrative services. The combined financial statements reflect expenses which were allocated based on specific identification of costs, assets and liabilities. The allocation is reflected in selling, general and administrative expenses and was $1.2 million for the nine months ended September 30, 2007. Management believes that the methodologies used to allocate expenses for the services described above are reasonable. However, the Company’s expenses as a stand-alone company may be different from those reflected in the combined financial statements.
Income Taxes – The Company’s operating results are included in the consolidated federal income tax return of Rockwood. For purposes of the combined financial statements, the provision for income taxes has been prepared using the separate return method. Rockwood manages its tax position for the benefit of its entire portfolio of businesses, and, as such, the assumptions, methodologies and calculations made for the purposes of determining the Company’s tax provision and related tax accounts in the combined financial statements herein, may differ from those made by Rockwood and, in addition, are not necessarily reflective of the tax strategies that the Company would have followed as a separate stand-alone company.
In applying the separate return method, income taxes are determined using the asset and liability method of accounting in accordance with SFAS No. 109, “Accounting for Income Taxes”. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts and the corresponding tax carrying amounts of assets and liabilities. Deferred tax assets are also recognized for tax loss and tax credit carryforwards. A valuation allowance is recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized based on available evidence weighted toward evidence that is objectively verifiable.
Comprehensive Income — Comprehensive income includes net income and the other comprehensive income components which include unrealized gains and losses from foreign currency translation and minimum pension liability adjustments that are recorded directly into a separate section of invested equity in the combined balance sheet.
Foreign Currency Translation — The functional currency of each of the Company’s foreign subsidiaries is the respective local currency. Balance sheet accounts of the foreign operations are translated into U.S. dollars at period-end exchange rates and income and expense accounts are translated at average exchange rates during the period. Translation gains and losses related to net assets located outside the U.S. are shown as a component of accumulated other comprehensive income. Gains and losses resulting from foreign currency transactions (transactions denominated in a currency other than the entity’s functional currency) are included in determining net income.
Advertising — The Company expenses advertising costs as incurred. Advertising expense was $0.3 million in the nine months ended September 30, 2007.
Research and Development — Research and development costs are charged to expense as incurred. Research and development expense was $0.8 million in the nine months ended September 30, 2007.
Accounting for Shipping and Handling Costs — The Company records shipping and handling costs in cost of products sold and records shipping and handling costs billed to customers in net sales.
Note 3 — Inventories

Inventories consist of the following as of September 30, 2007:

Raw materials and supplies	$5,399
Work-in-process	174
Finished goods	10,557
Packaging materials	1,054

$17,184

Included in finished goods inventory is $2.2 million of inventory consigned to others.
Note 4 — Property, Plant and Equipment
Property, plant and equipment consists of the following as of September 30, 2007:

Land	$1,271
Buildings and improvements	15,827
Machinery and equipment	138,105
Furniture and fixtures	6,722
Construction in process	3,336

Property, plant and equipment, at cost	165,261
Less accumulated depreciation	96,987

$68,274

Depreciation expense for the nine months ended September 30, 2007 was $12.2 million.
Note 5 – Intangible Assets
Intangible assets consist of the following as of September 30, 2007:

	Gross
	Carrying	Accumulated
	Amount	Amortization	Net

Patents	3,700	(2,162)	1,538
Other	59	(52)	7

Total	3,759	(2,214)	1,545

Amortization expense for the nine months ended September 30, 2007 was $0.2 million. The Company does not have any indefinite lived intangible assets.
Note 6 — Income Taxes
The Company’s operating results have been included in consolidated federal, state and local income tax returns as well as applicable tax returns in non-U.S. jurisdictions filed by Rockwood. The tax payments related to the returns were paid by Rockwood. However, the income tax expense reflected in the combined statement of income and deferred tax assets and liabilities reflected in the combined balance sheet have been prepared as if these amounts were computed on a separate return basis.
Income tax payments were $3.7 million for the nine months ended September 30, 2007.
Income before income taxes is as follows for the nine months ended September 30, 2007:

United States	$3,217
Foreign	8,997

$12,214

The provision for taxes on income consisted of the following for the nine months ended September 30, 2007:

Current income tax expense:
Federal	$1,351
State	152
Foreign	4,825

$6,328

Deferred income tax benefit:
Federal	$(242)
State	(114)
Foreign	(1,894)

$(2,250)

Total provision for taxes	$4,078

The tax effects of the major items recorded as deferred tax assets and liabilities are as follows:

Allowance for doubtful accounts	$524
Employee accruals	443
Other current reserves and accruals	1,967
Pension and postretirement benefits	2,180
Tax loss carryforwards and credits	1,463
Property, plant and equipment	(2,391)
Other	(1,238)
Valuation allowance	(466)

Net deferred income tax asset	$2,482

Deferred income taxes are recorded in the Combined Balance Sheet in the following accounts:

Current deferred tax asset	$3,735
Other non-current assets	3,184
Current deferred tax liability	(800)
Non-current deferred tax liability	(3,637)

Net deferred income tax asset	$2,482

At September 30, 2007, the Company had foreign net operating loss carryforwards of approximately $3.1 million principally in the United Kingdom with no expiration date. The benefit of these operating loss carryforwards could be lost if there is a major change in the nature of the business within three years of a change of ownership of the business. The Company had U.S. state net operating loss carryforwards representing a potential future tax benefit of approximately $0.5 million at September 30, 2007. These carryforwards expire at various dates from 2008 to 2026.
Reconciliation of the U.S. statutory income tax rate to the effective tax rate is as follows:

Income before income taxes	$12,214

Income taxes at the United States statutory rate (35%)	4,275
Effective tax rate differential on earnings outside the United States	75
Increase in valuation allowance	143
Other	(415)

Income tax expense	$4,078

Effective tax rate	33.4%

The Company has a full tax holiday in China for 2007 and 2008. The tax holiday will be reduced by 50% to 12.5% for 2009-2011. The full 25% tax rate will apply beginning in 2012. The benefit of this tax holiday on income tax expense for the nine months ended September 30, 2007 was $0.3 million.
The income tax expense and deferred income taxes recorded in the accompanying combined financial statements may not necessarily reflect the income tax expense or deferred income taxes of the Company had it been a separate stand-alone Company during the nine months ended September 30, 2007.
Note 7 — Operating Lease Obligations
Operating lease expense was $2.9 million in the nine months ended September 30, 2007.
Future minimum payments under noncancellable operating leases at September 30, 2007 are as follows:

Remainder of 2007 and 2008	$3,989
2009	2,484
2010	1,866
2011	1,500
2012	1,014
2013 and thereafter	533

Total minimum lease payments	$11,386

Note 8 – Employee Benefit Plans
Rockwood maintains defined benefit pension plans, which cover certain employees in the U.K. and France. The U.K. plan was terminated by Holdings prior to OMG’s acquisition of the Company on December 31, 2007. All obligations related to the U.K. plan were retained by Holdings.
The unfunded status of the U.K. plan is estimated to be $7.9 million as of September 30, 2007 based on a December 31, 2006 valuation. Expense related to this plan was $0.8 million in the nine months ended September 30, 2007. The unfunded status of the French plan is estimated to be $0.5 million as of September 30, 2007 based on a December 31, 2007 valuation. Expense related to this plan was $0.1 million in the nine months ended September 30, 2007.
Rockwood sponsors various defined contribution plans for certain employees. Contributions under the plans are based on specified percentages of employee compensation. The Company’s contributions to these plans were $1.9 million in the nine months ended September 30, 2007.
Note 9 — Accumulated Other Comprehensive Income

			Accumulated
	Foreign		Other
	Currency		Comprehensive
	Translation	Pension	Income (Loss)
Balance at January 1, 2007	$4,113	$(4,612)	$(499)
Period change	6,678	(221)	6,457

Balance at September 30, 2007	$10,791	$(4,833)	$5,958

The period change for pension represents the foreign currency translation adjustment related to the foreign pension plans.